EXHIBIT 2.2








                            STOCK PURCHASE AGREEMENT

                           Dated as of March 21, 2003



                                  by and among



                       LIFETIME HEALTHCARE SERVICES, INC.,

                    REDWOOD INVESTMENTS ASSOCIATES, L.P., and

                             NEW YORK MEDICAL, INC.


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                            STOCK PURCHASE AGREEMENT


     Stock Purchase Agreement, dated as of March __, 2003, by and among LIFETIME HEALTHCARE SERVICES, INC., a Delaware corporation with offices at 125 Michael Drive, Suite 104, Syosset, New York 11791 ("Purchaser"), REDWOOD INVESTMENTS ASSOCIATES, L.P., a Delaware limited partnership with offices at Two Jericho Plaza, Jericho, New York, 11753 (the "Shareholder"), and NEW YORK MEDICAL, INC., a Delaware corporation with offices at Two Jericho Plaza, Jericho, New York, 11753 (the "Company"). Certain capitalized terms used in this Agreement have the meanings assigned to them in Article IX.

     WHEREAS, the Shareholder owns the Shares and has approved, and deems it advisable to consummate, the acquisition of such Shares by Purchaser;

     WHEREAS, the Board of Directors of the Company has determined that the performance of the obligations contained herein by Purchaser (including Section 5.12) is in the best interests of the Company.

     WHEREAS, the Board of Directors of Purchaser has determined that the acquisition of acquisition of the Shares is in the best interests of Purchaser.

     NOW,   THEREFORE,   in  consideration  of  the  foregoing  and  the  mutual
representations,   warranties,   covenants  and  agreements  set  forth  herein,
intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1
                           PURCHASE AND SALE OF SHARES

     ARTICLE 1.1 Sale and Transfer of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Shareholder shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and receive, the Shares, free and clear of all Encumbrances, except for any Encumbrance arising under the Securities Act or any applicable state securities laws.

     ARTICLE 1.2 The Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Purchaser of the Shares, Purchaser shall deliver to the Shareholder the Note.

                                   ARTICLE 2

                                   THE CLOSING

     ARTICLE 2.1 The Closing. The sale and transfer of the Shares by the Shareholder to Purchaser shall take place at the offices of Morrison Cohen Singer & Weinstein, LLP at 10:00 a.m., New York time, not to exceed five (5) business days following the satisfaction and/or waiver of all conditions to close set forth in Article VI (other than conditions which can be satisfied only by the delivery of certificates, opinions or other documents at the Closing), unless another date, time or place is agreed to in writing by each of the parties hereto.



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     ARTICLE 2.2 Deliveries by the Shareholder.  At the Closing, the Shareholder
shall deliver to Purchaser:

          (a) certificates representing the Shares, each such certificate to be duly and validly endorsed in favor of Purchaser or accompanied by a separate stock power duly and validly executed by the Shareholder and otherwise sufficient to vest in Purchaser good and marketable title to such Shares;

          (b) a document duly executed by the Shareholder reciting that such document shall become effective simultaneously with the Closing and that the Shareholder consents to (i) the appointment as directors of the Company of those persons designated by notice given by Purchaser to the Shareholder at least one day prior to the Closing and (ii) and effects the removal of those officers and directors of the Company and each Company Subsidiary, if applicable, as designated by Purchaser at least one day prior to the Closing;

          (c) the Employment Agreement (to be duly executed by Dr. Jonathan Landow ("Dr. Landow") and the Purchaser);

          (d) executed copies of the consents referred to in Section 5.3(c) hereof;

          (e) all of the books and records of the Shareholder relating to the Company;

          (f) the duly executed opinion of counsel referred to in Section 6.2(b) hereof;

          (g) the duly executed Officers' Certificate referred to in Section 6.2(c) hereof;

          (h) a certification of non-foreign status for and duly executed by the Shareholder in the form and manner which complies with the requirements of
     Section 1445 of the Code and the regulations promulgated thereunder;

          (i) any other certifications which may be required under applicable law stating that no Taxes are due to any taxing authority for which Purchaser would have liability to withhold and pay with respect to the transfer of Shares to Purchaser pursuant to this Agreement;

          (j) copies of all records, including all signature or authorization cards, pertaining to the bank accounts listed in the Disclosure Schedule; and

          (k)  all  other  previously   undelivered  documents  required  to  be
     delivered by the Shareholder to Purchaser at or prior to the Closing in connection with the Transactions.


     ARTICLE 2.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to the Shareholder:

               (i) the Note duly executed by the Purchaser;


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               (ii) the  Employment  Agreement  duly  executed by Purchaser  (an original executed copy to also be delivered to Dr. Landow);

               (iii) the duly executed opinion of counsel referred to in Section 6.3(c) hereof;

               (iv) the  duly  executed  Officers'  Certificate  referred  to in
          Section 6.3(d) hereof; and

               (v) all other previously undelivered documents required to be delivered by the Purchaser to the Shareholder at or prior to the Closing in connection with the Transactions.

                                   ARTICLE 3

                               REPRESENTATIONS AND
                  WARRANTIES OF THE SHAREHOLDER AND THE COMPANY

     Except as specifically set forth in the Disclosure Schedule prepared and signed by the Shareholder and Purchaser and delivered to Purchaser in accordance with Section 5.13 hereof, the Shareholder and the Company, jointly and severally, represent and warrant to Purchaser that all of the statements contained in this Article III are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date. Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section. In the event of any inconsistency between statements in the body of this Agreement and statements in the Disclosure Schedule (excluding exceptions expressly set forth in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control.

     ARTICLE 3.1 Share Ownership. The Shareholder is the record and beneficial owner of the Shares. Except for the Shares, the Shareholder does not own any securities issued by, or other obligations of, the Company or any Company Subsidiary.

     ARTICLE 3.2 Legal Power; Organization; Qualification of the Shareholder. The Shareholder is a duly organized limited liability company and has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions. No Person has any community property rights by virtue of marriage or otherwise in any of the Shares.

     ARTICLE 3.3 Binding Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming due and valid authorization, execution and delivery by Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.


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     ARTICLE 3.4 No Shareholders Conflict or Default.  Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of any of the Transactions or performance of any obligations contained herein will result in a violation of, or a default under, or conflict with, or require any consent,
approval  or  notice  under,  any  contract,   trust,   commitment,   agreement,
obligation, understanding, arrangement or restriction of any kind to which Shareholder is a party or by which Shareholder is bound or to which the Shares are subject. Consummation by the Shareholder of the Transactions will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Shareholder or the Shares.

     ARTICLE 3.5 Ownership and Possession of Shares. The Shares and the certificates representing the Shares are now, and at all times up to and including the Closing Date shall be, owned by the Shareholder and held by such Shareholder, or by a nominee or custodian for the sole and exclusive benefit of such Shareholder and such Shareholder's beneficiaries, free and clear of all Encumbrances whatsoever, except for any Encumbrances created by this Agreement and Encumbrances arising under the Securities Act or state securities laws.

     ARTICLE 3.6 Good Title Conveyed. The stock certificates, stock powers, endorsements, assignments and other instruments to be executed and delivered by the Shareholder to Purchaser at the Closing will be valid and binding obligations of the Shareholder, enforceable in accordance with their respective terms, and will effectively vest in Purchaser good, valid and marketable title to all the Shares to be transferred to Purchaser pursuant to and as contemplated by this Agreement free and clear of all Encumbrances, except restrictions on transfer imposed by the Securities Act and state securities laws.

     ARTICLE 3.7 Authorization; Validity of Agreement; Company Action. The Company has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations contained herein. The execution, delivery and performance by the Company of this Agreement and the performance of its obligations contained herein have been duly authorized by the Company Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the performance of its obligations contained herein. No vote of, or consent by, the holders of any class or series of capital stock issued by the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the performance of its obligations contained herein. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by Purchaser, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     ARTICLE 3.8 Other Board Approvals Regarding Transactions. The Company Board of Directors has (i) duly and validly waived any rights the Company may have under any agreement or otherwise to object to the transfer to Purchaser of the Shares held by the Shareholder and (ii) duly and validly consented to the transfer to Purchaser of all of the Shares, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified.

     ARTICLE 3.9 Capitalization. (a) The authorized capital stock of the Company consists of 3,000,000 shares, consisting of 2,000,000 shares of common stock, $.01 par value, of which 550,000 shares are issued and outstanding, and 1,000,000 shares of Series A Convertible Preferred Stock, $.01 par value, of which 450,000 shares are issued and outstanding and held by the ESOP. All of the shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth above and except for the Transactions, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity or debt interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, except as provided in the certificate of incorporation of the Company with respect to the (x) conversion of shares of the Company's Series A Convertible Preferred Stock into shares of the Company's Common Stock and (y) any redemption or repurchase obligations of the Company associated with the ESOP, and (iii) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares, or other capital stock of the Company, or any Company Subsidiary or Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity.

     (b) There are no voting trusts or other agreements or understandings to which the Shareholder, the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any of the Company Subsidiaries.

     ARTICLE 3.10 Organization, Qualification of Company. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification. The Disclosure Schedule sets forth each jurisdiction where the Company (x) owns property or conducts business and (y) is licensed as a foreign corporation. The Company has heretofore delivered to Purchaser complete and correct copies of the certificate of incorporation and by-laws of the Company as presently in effect.

     ARTICLE 3.11 Subsidiaries and Affiliates. The Disclosure Schedule sets forth the name, jurisdiction of incorporation and authorized and outstanding capital of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is qualified to do business. All of the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company free and clear of all Encumbrances and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable. Each Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification. The Company has heretofore delivered to Purchaser complete and correct copies of the certificate of incorporation and by-laws of each Company Subsidiary as presently in effect.



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     ARTICLE 3.12 Consents and Approvals; No Violations.  None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of any of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any
provision  of  the  certificate  of   incorporation,   the  by-laws  or  similar
organizational documents of the Company or any Company Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or other Person (including consents required under any licenses or permits issued to the Company and from parties to loans, contracts, leases and other agreements to which the Shareholder, the Company or any Company Subsidiary is a party), (iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Company Agreement, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their properties or assets.

     ARTICLE 3.13 Financial Statements. True and complete copies of the Financial Statements, together with the related auditor's report are included in the Disclosure Schedule. The Financial Statements have been prepared from, are in accordance with and accurately reflect, the books and records of the Company and the Company Subsidiaries, fully comply with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto), are true and correct and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and the Company Subsidiaries as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end audit adjustments which are not material either individually or in the aggregate).

     ARTICLE 3.14 Books and Records. The books of account, minute books, stock record books and other records of the Company and the Company Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings of, and corporate action taken by, the Company's shareholders, the Company Board of Directors and all committees of the Company Board of Directors, and no meeting of the Company's shareholders, the Company Board of Directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books. True and complete copies of all minute books and all stock record books of the Company and each Company Subsidiary have heretofore been delivered to Purchaser.

     ARTICLE 3.15 No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date pursuant to the terms of this Agreement, neither the Company nor any Company Subsidiary has any liability or obligation of any nature, whether or not accrued, contingent or otherwise. The reserves reflected in the Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.


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     ARTICLE 3.16 Accounts  Receivable.  All accounts  receivable of the Company and each Company Subsidiary, whether reflected in the Balance Sheet or otherwise, represent sales or services actually made or rendered in the ordinary course of business and are current and collectible except as otherwise indicated on the Balance Sheet or in the notes thereto. Each such account receivable either has been collected in full or is collectible in full, without any set-off, within 120 days after the day on which it became due and payable, less any reserves that have been accrued and are reflected on the face of the Balance Sheet.

          (i) Accounts Payable. As of the Closing Date, accounts payable, including accounts payable in respect of legal and other fees and expenses incurred in connection with the Transactions, for the Company shall not exceed $100,000 (net of any of the Company's prepaid expenses).

          (b) There are no unpaid invoices or bills representing amounts alleged to be owed by the Company or alleged to be owed by any Company Subsidiary, or other alleged obligations of the Company or any Company Subsidiary, which the Company or any Company Subsidiary has disputed or determined to dispute or refuse to pay.

     ARTICLE 3.17 Prepayment of Company Debt. No Indebtedness of the Company or any Company Subsidiary contains any restriction upon (i) the prepayment of any Indebtedness of the Company or any Company Subsidiary, (ii) the incurrence of Indebtedness by the Company or any Affiliate of the Company or (iii) the ability of the Company or any Affiliate of the Company to grant any lien on the properties or assets of the Company or any Company Subsidiary. The Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing Indebtedness of the Company and any Company Subsidiaries, if any, that will accelerate or become due or result in a right on the part of the holder of such Indebtedness (with or without due notice or lapse of time) to require prepayment, redemption or repurchase as a result of the execution of this Agreement or the consummation of any of the Transactions.

     ARTICLE 3.18 Absence of Certain Changes. Since the Balance Sheet Date, the Company and each Company Subsidiary has conducted its respective business only in the ordinary and usual course and consistent with past practice, and neither the Company nor any Company Subsidiary has:

          (a) suffered any adverse change in its working capital, financial condition, results of operation, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

          (b) incurred any liability or obligation (absolute, accrued, contingent or otherwise) except immaterial items incurred in the ordinary course of business and consistent with past practice, none of which exceeds $10,000 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

          (c) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

          (d) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due;

          (e) written off as uncollectible any accounts receivable, except for immaterial write-offs in the ordinary course of business and consistent with past practice;

          (f) cancelled any debts or waived any claims or rights of substantial value;

          (g) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

          (h) disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed to any Person other than representatives of Purchaser any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

          (i) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, and no such increase is customary on a periodic basis or required by agreement or understanding;

          (j) made any single capital expenditure or commitment in excess of $10,000 for additions to property, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $50,000 for additions to property, equipment or intangible capital assets;

          (k) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company or any Company Subsidiary;

          (l) made any change in any method of accounting or accounting practice;

          (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any Affiliate of any of its officers or directors except for compensation to officers at rates not exceeding the rates of such fees and compensation paid during the year ended 2002; or

          (n) agreed, whether in writing or otherwise, to take any action described in this section.

     ARTICLE 3.19 Title to Properties; Encumbrances. Each of the Company and each Company Subsidiary has good, valid and marketable title to all the properties and assets that it purports to own (tangible and intangible) free and clear of all Encumbrances, including all the properties and assets reflected in the Balance Sheet and all such properties and assets purchased by the Company or any Company Subsidiary since the date of the Balance Sheet, which subsequently acquired personal properties and assets are listed in the Disclosure Schedule. All properties and assets reflected in the Balance Sheet have a fair market or realizable value at least equal to the value thereof as reflected therein. The rights, properties and other assets presently owned, leased or licensed by the Company or the Company Subsidiaries and described elsewhere in this Agreement include all such rights, properties and other assets necessary to permit the Company and the Company Subsidiaries to conduct their respective businesses in all material respects in the same manner as such businesses have been conducted prior to the date hereof.

     ARTICLE 3.20 Real Property. The Company does not own any Real Property.

     ARTICLE 3.21 Leases. The Disclosure Schedule contains an accurate list of each Lease. A true and complete copy of each Lease has heretofore been delivered to Purchaser. Each Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. The leasehold estate created by each Lease is free and clear of all Encumbrances. There are no existing defaults by the Company or any Company Subsidiary under any of the Leases. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Lease. The Shareholder has not received any notice, or has any other reason to believe, that any lessor under any Lease will not consent (where such consent is necessary) to the consummation of the Transactions without requiring any modification of the rights or obligations of the lessee thereunder.

     ARTICLE 3.22 Equipment. The equipment owned or used by the Company and each Company Subsidiary is structurally sound with no known defects and is in good operating condition and repair and is adequate for the uses to which it is being put. Such equipment is not in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

     ARTICLE 3.23 Environmental Matters.

               (a) Each of the Company and the Company Subsidiaries is in full compliance with all Environmental Laws. Such compliance includes, but is not limited to, the possession by the Company and each of the Company Subsidiaries of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof. Each permit and other governmental authorization currently held by the Company or any Company Subsidiary pursuant to the Environmental Laws is specifically identified in the Disclosure Schedule.

               (b) Neither the Company nor any Company Subsidiary has received any communication (written or oral), whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company or any Company Subsidiary is not in full compliance with any Environmental Laws, and there are no circumstances that may prevent or interfere with such full compliance in the future. The Company has delivered to Purchaser prior to the execution of this Agreement all information that is in the possession of or reasonably available to the Shareholder, the Company or any Company Subsidiary regarding environmental matters pertaining to, or the environmental condition of, the businesses of the Company and the Company Subsidiaries or the compliance (or noncompliance) by the Company or any Company Subsidiary with any Environmental Laws.

               (c) There is no Environmental Claim by any Person that is pending or threatened against the Company or any Company Subsidiary, or against any Person whose liability for any Environmental Claim the Company or any Company Subsidiary has retained or assumed either contractually or by operation of law.

               (d) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against the Company or any Company Subsidiary or, to the Knowledge of the Shareholders, against any Person whose liability for any Environmental Claim the Company or any Company Subsidiary has retained or assumed either contractually or by operation of law.

               (e) The Company has provided to Purchaser a copy of each assessment, report, datum, result of investigations or audit, and other information that is in the possession of or reasonably available to the Company or any Company Subsidiary regarding environmental matters pertaining to or the environmental condition of the Company or the compliance (or noncompliance) by the Company or any Company Subsidiary with any Environmental Laws.

               (f) None of the Company nor any Company Subsidiary is subject to any Environmental Laws requiring (i) the performance of site assessment for Materials of Environmental Concern, (ii) the removal or remediation of Materials of Environmental Concern, (iii) the giving of notice to, or receiving the approval of, any Governmental Entity or
          (iv) the recording or delivery to any other Person of any disclosure document or statement pertaining to environmental matters by virtue of the Transactions or as a condition to the effectiveness of any of the Transactions.

     ARTICLE 3.24 Contracts and Commitments.

               (a) Neither the Company nor any Company Subsidiary has any agreements, contracts, commitments or restrictions which are material to its business, operations or prospects or which require the making of any charitable contribution.

               (b) No purchase contracts or commitments of the Company or any Company Subsidiary continue for a period of more than 12 months.

               (c) Neither the Company nor any Company Subsidiary has any outstanding contracts with the Shareholder, directors, officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings.

               (d) Neither the Company nor any Company Subsidiary has any employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations.

               (e) Neither the Company nor any Company Subsidiary is in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or by which it is bound. (f) Neither the Company nor any Company Subsidiary is restricted by agreement from carrying on its business anywhere in the world.

               (g)  Neither  the   Company  nor  any  Company   Subsidiary   has
          outstanding any agreement to acquire any debt obligations of others.

               (h) Neither the Company nor any Company Subsidiary has any outstanding loan owing to or due from any Person.

               (i) Neither the Company nor any Company Subsidiary has any power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, corporation, partnership, joint venture, association, organization or other entity.

               (j) Neither the Company nor any Company Subsidiary has any commitment or obligation to continue to utilize the services of, or otherwise to do business with, any licensor, vendor, supplier or licensee of the Company or any Company Subsidiary.

     ARTICLE 3.25 Customers and Suppliers. There has not been any material adverse change in the business relationship of the Company or any Company Subsidiary with any customer who accounted for more than 1% of the Company's sales during the period from January 1, 2002 to December 31, 2002, or any supplier or contractor from whom the Company or the Company Subsidiaries purchased more than 1% of the goods or services which it purchased during the same period.

     ARTICLE 3.26 Insurance. The Disclosure Schedule sets forth a true and complete list and description of all insurance policies, and other insurance arrangements in force on the date hereof with respect to the business or assets of the Company or the Company Subsidiaries, together with a statement of the aggregate amount of claims paid out, and claims pending, under each such insurance policy or other arrangement for the period commencing January 1, 2000 through the date hereof. The Company and the Company Subsidiaries have policies of insurance of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Company and the Company Subsidiaries. All such policies are in full force and effect, all premiums due thereon have been paid by the Company or the Company Subsidiaries, and the Company and the Company Subsidiaries are otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore,
(a) neither the Company nor any Company Subsidiary has received any notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements threatened, (b) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) neither the Company nor any Company Subsidiary has received any notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to the Company or any Company Subsidiary in the future on substantially the same terms as now in effect and (d) none of such policies or arrangements provides for any retrospective premium adjustment or experienced-based liability or loss sharing arrangement affecting the Company or any Company Subsidiary.

     ARTICLE 3.27 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving the Company or any Company Subsidiary, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company or any Company Subsidiary pursuant to this Agreement or in connection with the Transactions; and to the Knowledge of the Shareholders, there is no valid basis for any such action, proceeding or investigation. Neither the Company nor any Company Subsidiary is subject to any judgment, order or decree which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

               (i) Compliance with Laws. The Company and the Company Subsidiaries have complied in a timely manner and in all respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of, and all licenses and permits issued to the Company by, all United States federal, state, local, foreign governments and agencies thereof that affect the business, properties or assets of the Company or any Company Subsidiary, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the Knowledge of the Shareholder, threatened against the Company or any Company Subsidiary alleging any violation of any of the foregoing.
          Without limiting the foregoing, neither the Company nor any Company Subsidiary has practiced or could be deemed to have practiced corporate medicine in violation of any applicable law, rule or regulation.

               (b) The Disclosure Schedule sets forth a complete and accurate list of all licenses and permits issued to the Company. The Company has all valid licenses and permits necessary for the conduct of its business.

               (c) Neither the Company nor any Company Subsidiary has received notification that it is in violation of any applicable building, zoning, health or other law, ordinance or regulation in respect of their operations or the Real Property leased by the Company.


     ARTICLE 3.28 Employee and Labor Matters; Benefit Plans.

               (a) The Disclosure Schedule identifies each Plan.

               (b) None of the Company or any Company Subsidiary maintains, sponsors or contributes to, and none of the Company or any of Company Subsidiary has at any time in the past maintained, sponsored or contributed to, any Pension Plan, except for the ESOP.

               (c) Except as set forth in the Disclosure Schedule, none of the Company or any Company Subsidiary maintains, sponsors or contributes to any: (i) Welfare Plan, or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in the Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

               (d) With  respect to each Plan,  the  Company  has  delivered  to
          Purchaser: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for each of the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Company Agreements relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

               (e) None of the Company or any Company Subsidiary is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Company or any Company Subsidiary has ever been a member of an "affiliated service group" within the meaning of
          Section 414(m) of the Code. None of the Company or any Company Subsidiary has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in
          Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

               (f) None of the Company or any Company Subsidiary has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of the Company or any Company Subsidiary.

               (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of the Company or any Company Subsidiary after any termination of service of such employee or director (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Balance Sheet, and
          (iii) benefits the full cost of which are borne by current or former employees or directors of the Company or any Company Subsidiary (or their beneficiaries)).

               (h) With respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

               (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions, including ERISA, the Code and applicable foreign laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions.

               (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter could be revoked.

               (k) Except as set forth in the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of any of the Transactions will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the Company or any Company Subsidiary (whether or not under any Plan), or materially increase the benefits payable or provided under any Plan, or result in any acceleration of the time of payment, provision or vesting of any such benefits.

               (l) The Disclosure Schedule identifies each employee of each of the Company or any Company Subsidiary as of the date of this Agreement, and correctly reflects the current salary and any other compensation payable to such employee (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), such employee's employer, date of hire and position and the principal office of such employee. None of the Company or any Company Subsidiary is a party to any collective bargaining contract or other Company Agreement with a labor union involving any of its employees. All of the employees of the Company or any Company Subsidiary are "at will" employees.

               (m) The Disclosure Schedule identifies each employee of the Company or any Company Subsidiary who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of such employee's return to full service.

               (n) Each of the Company or any Company Subsidiary is in compliance with all applicable laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions and Company Agreements relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

               (o) Each of the Company and the Company Subsidiaries has good labor relations, and the Company has no knowledge of any facts indicating that (i) the consummation of any of the Transactions will have a material adverse effect on the labor relations of any of the Company or any Company Subsidiary, or (ii) any of the employees of the Company and the Company Subsidiaries intends to terminate his or her employment with such Company or the Company Subsidiaries.

               (p) The ESOP has been duly adopted and is in full force and effect and constitutes a qualified plan under Section 4975(e)(7) of the Code and the regulations promulgated thereunder. The Shares legally owned by the trust forming an integral part of the ESOP constitute "employer securities" within the meaning of Section 409(d) of the Code. All borrowings by and loans to the ESOP (whether direct loans or on-loans from the Company) qualify for the prohibited transaction exemption set forth in Section 408(b)(3) of ERISA and
          Section 4975(d)(3) of the Code (and the regulations promulgated thereunder). The ESOP has not given collateral to any party in interest (within the meaning of Section 3(14) of ERISA) in respect of any loan to the ESOP, except to the extent permitted by Section 408(b)(3) of ERISA. The ESOP and all loans to the ESOP (whether direct lendings or on-loans) comply with all applicable requirements of Treasury Regulation Sections 54.4975-7 and 54.4975-11. Neither this Agreement, nor any of the Transactions contemplated by this Agreement will result, or be reasonably likely to result, in (1) a disqualification of the ESOP under Section 401(a) of the Code, (2) a loss of the ESOP trust's tax-exempt status under Section 501(a) of the Code, (3) any prohibited transaction under Section 4975 of the Code or
          Section 406 of ERISA, (4) except as set forth on the Disclosure Schedule as an "applicable excise tax," the imposition of any excise tax under the Code or any penalty under ERISA on Purchaser, the Company, any Company Subsidiary or any ERISA Affiliate of the Company, or the ESOP or (5) a fiduciary violation under ERISA by any fiduciary (within the meaning of Section 3(21) of ERISA) to the ESOP.

     ARTICLE 3.29 Tax Matters. Except as specifically set forth on the Disclosure Schedule:

               (a) The Company and each of the Company Subsidiaries have duly filed all Tax Returns that are required to be filed, and have duly paid or caused to be duly paid in full all Taxes (as hereinafter defined) for all periods or portions thereof ending through the date hereof, whether or not reflected on such Tax Returns. All such Tax Returns are correct and complete in all respects and accurately reflect all liability for Taxes for the periods covered thereby.

               (b) There are no liens for Taxes upon any property or assets of the Company or any Company Subsidiary thereof, except for liens for Taxes not yet due;

               (c) Neither the Company nor any Company Subsidiary has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with respect thereto or signed any closing agreement with respect to any Tax year;

               (d) The Company and each Company Subsidiary have complied in all respects with all applicable laws, rules and regulations relating to the withholding and remittance of withheld Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper taxing authorities all amounts required to be so withheld and paid over under applicable laws;

               (e) Neither the Company nor any Company Subsidiary is required to include in income for any period following the Closing any adjustment pursuant to Section 481 (a) of the Code by reason of any change in accounting method (nor has any Governmental Entity proposed in writing any such adjustment or change of accounting method);

               (f) No federal,  state,  local or foreign  audits,  examinations, investigations or other administrative proceedings or court proceedings are presently threatened or pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary. There are no threatened or pending Tax audits or proceedings concerning the Company or any Company Subsidiary, and a list of all audits, examinations or investigations commenced or completed with respect to the Company or any Company Subsidiary with respect to taxable periods ending after December 31, 1997;

               (g) All Tax deficiencies that have been claimed, proposed or asserted against the Company or any Company Subsidiary have been fully paid or finally settled, and no issue has been raised in any examination by any taxing authority that, by application of similar principles, could reasonably be expected to result in the proposal or assertion of a Tax deficiency for another year not so examined;

               (h) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes or deficiencies against the Company or any Company Subsidiary;

               (i) No power of attorney is presently in effect with respect to the Company or any Company Subsidiary with respect to any matter relating to Taxes;

               (j) Neither the Company nor any Company Subsidiary is a party to, is bound by or has any obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, and neither the Company nor any Company Subsidiary has any potential liability or obligation to any Person as a result of, or pursuant to, any such agreement, contract or arrangement;

               (k) None of the Company or any Company Subsidiary has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is the Company), or has any liability for Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1. 1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

               (l) Neither the Company nor any Company Subsidiary is a party to any agreement, plan, contract or arrangement (whether oral or in writing) that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of
          Section 280G of the Code;

               (m) All transactions that could give rise to an understatement of the federal income tax liability of the Company or any Company Subsidiary with in the meaning of Section 6662(d) of the Code are adequately disclosed on Tax Returns in accordance with Section 6662(d)(2)(B) of the Code if there is or was no substantial authority for the treatment giving rise to such understatement;

               (n) With respect to each Company Subsidiary that is a partnership for United States federal income tax purposes, (A) each such partnership has complied with all applicable requirements of the Code, including the registration and investor list requirements applicable to tax shelters, (B) all partnership allocations currently have and have had substantial economic effect for United States federal income tax purposes and otherwise satisfy or have satisfied the requirements under the Code and (C) the capital accounts for no partner has a deficit;

               (o) The Company is not and has not been a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code;

               (p) Other than any Tax Returns that have not yet been required to be filed, the Company has made available to Purchaser true, correct and complete copies of the United States federal income Tax Return and any state, local or foreign Tax Return for any jurisdiction that represents five percent or more of the aggregate taxable income of the Company and the Company Subsidiaries for each of the taxable years ending subsequent to December 31, 1997.

               (q) The Company has delivered or made available to Purchaser complete and accurate copies of each of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity relating to the United States federal, state, local or foreign Taxes due from or with respect to the Company or any Company Subsidiary and (ii) all closing agreements entered into by the Company or any Company Subsidiary with any taxing authority in each case existing on the date hereof.

               (r)  Neither  the  Company  nor any  Company  Subsidiary  has any
          liability for unpaid Taxes relating to periods prior to and through the Balance Sheet Date in excess of the amounts that are reflected in the Financial Statements as a reserve for Tax liability (rather than as a reserve for deferred Taxes established to reflect timing differences between book and tax income), and since the date of the Financial Statements, none of the Company or any Company Subsidiary has incurred any liability for Taxes, except with respect to operations in the ordinary course of business after the Balance Sheet Date. All Taxes owed and due by the Company and each Company
          Subsidiary relating to operations on or prior to the Balance Sheet Date (whether or not shown on any Tax Return) have been paid on a timely basis.

               (s) Neither the Company nor any Company Subsidiary has received written notice of any claim made by an authority in a jurisdiction where neither the Company nor any Company Subsidiary file Tax Returns, that the Company is or may be subject to taxation by that jurisdiction.

     ARTICLE 3.30 Intellectual Property. Either the Company or a Company Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use the Company Intellectual Property, and the consummation of the Transactions will not alter or impair such ability in any respect. To the Knowledge of the Shareholder, there are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending with respect to the Company Intellectual Property. To the Knowledge of the Shareholder, the conduct of the business of the Company and the Company the Company Subsidiary and the Company Intellectual Property does not infringe any Intellectual Property rights or any other proprietary right of any Person, and neither the Company nor any Company Subsidiary has received any written notice from any other Person pertaining to or challenging the right of the Company or any Company Subsidiary to use any of the Company Intellectual Property. Neither the Company nor any Company Subsidiary has made any claim of a violation or infringement by others of its rights to or in connection with the Company Intellectual Property which is still pending.

     ARTICLE 3.31 Potential Conflict of Interest. Neither the Shareholder nor, to the Knowledge of the Shareholder, any officer or director of the Company or any Company Subsidiary owns or holds, directly or indirectly, any interest in (excepting holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), or is an officer, director, employee or consultant of any Person that is, a competitor, lessor, lessee, customer or supplier of the Company or which conducts a business similar to any business conducted by the Company. Neither the Shareholder nor any officer or director of the Company or any Company Subsidiary (a) owns or holds, directly or indirectly, in whole or in part, any Company Intellectual Property, (b) has any claim, charge, action or cause of action against the Company or any Company Subsidiary, except for claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay or accrued benefits under any employee benefit plan existing on the date hereof, (c) has made, on behalf of the Company or any Company Subsidiary, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which either the Shareholder, or, to the Knowledge of the Shareholder any officer or director of the Company or any Company Subsidiary (or, to the Knowledge of the Shareholder, a relative of any of the foregoing) is a partner or shareholder (except holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), (d) owes any money to the Company or any Company Subsidiary or (e) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any Company Subsidiary.

     ARTICLE 3.32 Bank Accounts. The Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or any Company Subsidiary maintains safe deposit boxes, checking accounts or other accounts of any nature the available balance of which customarily exceeds $5,000 and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto. As of the Closing Date, aggregate cash and cash equivalents in such accounts shall be at least $150,000.

     ARTICLE 3.33 Information for Financing. None of the information supplied or to be supplied by the Shareholder or the Company for the purpose of inclusion or incorporation by reference in any syndication and other materials to be delivered to potential financing sources in connection with the Transactions contains any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     ARTICLE 3.34 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions.

     ARTICLE 3.35 Full Disclosure. The Shareholder has not failed to disclose to Purchaser any facts material to the business, results of operations, assets, liabilities, financial condition or prospects of the Company or the Company Subsidiaries. No representation or warranty by the Shareholder contained in this Agreement and no statement contained in any document (including financial statements and the Disclosure Schedule), certificate, or other writing furnished or to be furnished by the Company to Purchaser or any of its representatives pursuant to the provisions hereof or in connection with the Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

     Purchaser represents and warrant to the Company and the Shareholder that:

     ARTICLE 4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser has heretofore delivered to the Shareholder complete and correct copies of the certificate of incorporation and by-laws of Purchaser as presently in effect.

     ARTICLE 4.2 Authorization; Validity of Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by the Board of Directors of Purchaser, and no other corporate action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation of the Transactions. This Agreement has been duly executed and delivered by Purchaser, and, assuming due and valid authorization, execution and delivery hereof by the Company and the Shareholder, is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     ARTICLE 4.3 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required and filings, permits, authorizations under, and other applicable requirements of, the Exchange Act and state securities or blue sky laws and consents in connection with any financing to be undertaken by Purchaser, none of the execution, delivery or performance of this Agreement by Purchaser, the consummation by Purchaser of the Transactions or compliance by Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Purchaser, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser is a party or by which it or any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets.

     ARTICLE 4.4 Issuance of Purchaser Series A Preferred Stock. The shares of Purchaser Common Stock issuable pursuant to the Note, if and when issued in accordance with the Note, will be duly authorized, validly issued, fully paid and nonassessable.

     ARTICLE  4.5  Capitalization.   Immediately  prior  to  the  Closing,   the
authorized capital stock of Purchaser will consist of 50,000,000 shares, consisting of 25,000,000 shares of preferred stock, no par value, and 25,000,000 shares of common stock, no par value, of which 11,000,000 shares will be issued and outstanding. All of the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth above and except for the Transactions, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Purchaser, obligating Purchaser to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity or debt interest in, Purchaser or securities convertible into or exchangeable for such shares or equity interests, or obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any capital stock of Purchaser.

     ARTICLE 4.6 No Assets, Liabilities or Operations. As of the date hereof, Purchaser has no assets, material liabilities (excluding any liabilities in connection with (a) the Transaction, (b) that certain of Letter of Intent with respect to Premier Medical Group, Inc. and (c) the finder's fee referred to in
Section 4.7 hereof) or business operations.

     ARTICLE 4.7 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions, excluding any such fees that may become payable in connection with any debt or equity financing of Purchaser or its successors and assigns.

     ARTICLE 4.8 Full Disclosure. Purchaser has not failed to disclose to the Shareholder any facts material to the business, results of operations, assets, liabilities, financial condition or prospects of Purchaser. No representation or warranty by Purchaser contained in this Agreement and no statement contained in any document, certificate, or other writing furnished or to be furnished by Purchaser to the Shareholder or any of its representatives pursuant to the provisions hereof or in connection with the Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE 5

                                    COVENANTS

     ARTICLE 5.1 Interim Operations of the Company. The Shareholder shall use its best efforts to ensure that, and the Company covenants and agrees that, after the date hereof and prior to the Closing Date, except (i) as expressly provided or contemplated by in this Agreement, (ii) as set forth in the Disclosure Schedule, or (iii) as may be agreed in writing by Purchaser:

               (a) the business of the Company and the Company Subsidiaries shall be conducted in the same manner as heretofore conducted and only in the ordinary course, and the Shareholder, the Company and the Company Subsidiaries shall each use its best efforts to preserve the business organization of the Company and the Company Subsidiaries intact, keep available the services of the current officers and employees of the Company and the Company Subsidiaries and maintain the existing relations with customers, suppliers, creditors, business partners and others having business dealings with the Company or the Company Subsidiaries, to the end that the goodwill and ongoing business of the Company and the Company Subsidiaries shall be unimpaired at the Closing Date. Neither the Company nor any Company Subsidiary shall institute any new methods of purchase, sale, lease, management, accounting or operation or engage in any transaction or activity other than minor changes in the ordinary course of business and consistent with past practice or to conform with applicable law (and as to which Purchaser shall be notified);

               (b) neither the Company  nor any Company  Subsidiary  shall:  (i)
          amend its certificate of incorporation or by-laws or similar organizational documents, (ii) except to the extent legally obligated under the terms of the Company's Series A Convertible Preferred Stock in effect as of the date hereof, issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock except to the extent legally obligated under the terms of the Company's
          Series A Convertible Stock, (iii) except to the extent legally obligated under the terms of the Company's Series A Convertible Preferred Stock in effect as of the date hereof, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock; (iv) split, combine or reclassify any shares of any class or series of its stock; or (v) except as legally obligated under the terms of the Company's Series A Convertible Preferred Stock and ERISA, redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

               (c) neither the Company nor any Company Subsidiary shall organize any new Subsidiary or acquire any capital stock or other equity securities, or equity or ownership interest in the business, of any other Person;

               (d) neither the Company nor any Company Subsidiary shall modify, amend or terminate any of its contracts or waive, release or assign any rights or claims, except in the ordinary course of business and consistent with past practice;

               (e) neither the Company nor any of the Company Subsidiaries shall: (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume short-term Indebtedness exceeding $10,000 in the aggregate from the date hereof until the Closing; (ii) pay, repay, discharge, purchase, repurchase or satisfy any Indebtedness issued or guaranteed by the Company or any Company Subsidiary, except as required by the terms thereof; (iii) modify the terms of any Indebtedness or other liability, (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except as described in the Disclosure Schedule as being in the ordinary course of business and consistent with past practice; (v) make any loans, advances or capital contributions to, or investments in, any other Person; (vi) enter into any material commitment or transaction (including any capital expenditure or purchase, sale or lease of assets or real estate); (vii) write off as uncollectible any accounts receivable, (viii) dispose of or permit to lapse any rights to any Intellectual Property or (ix) change any of the banking or safe deposit arrangements described or referred to in the Disclosure Schedule;

               (f) neither the Company nor any Company Subsidiary shall lease, license, mortgage, pledge or encumber any assets other than in the ordinary and usual course of business and consistent with the past practice or transfer, sell or dispose of any assets other than in the ordinary and usual course of business and consistent with past practice;

               (g) neither the Company nor any Company Subsidiary shall make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in the ordinary course of business of wages payable to employees who are not officers or directors or Affiliates of the Company) or to Persons providing management services, or enter into or amend any employment, severance, consulting, termination or other agreement with, or employee benefit plan for, or make any loan or advance to, any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

               (h) neither the Company nor any Company Subsidiary shall (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officer, director, employee or Affiliate of any amount relating to unused vacation days, except to the extent the Company or a Company Subsidiary is unconditionally obligated to do so on the date hereof, (ii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, except to the extent the Company or a Company Subsidiary is unconditionally obligated to do so on the date hereof, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

               (i) neither the Company nor any Company Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated other than any expiration of such policies in accordance with the terms thereof, provided, that, in any such event, the Company shall procure equivalent replacement coverage at a comparable cost;

               (j) neither the Company nor any of the Company Subsidiaries shall enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business and consistent with past practice;

               (k) neither the Company nor any Company Subsidiary shall pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements or incurred since the Balance Sheet Date in the ordinary course of business;

               (l) neither the Company nor any of the Company Subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

               (m) neither the Company nor any Company Subsidiary shall (i) change any of the accounting methods used by it unless required by GAAP or (ii) make any election relating to Taxes, change any election relating to Taxes already made, adopt any accounting method relating to Taxes, change any accounting method relating to Taxes unless required by GAAP, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

               (n) neither the Company nor any of the Company Subsidiaries shall take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article VI not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of the Company, Purchaser or the Shareholder to consummate the Closing in accordance with the terms hereof or materially delay such consummation; and

               (o) neither the Company nor any of the Company Subsidiaries shall enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing.

     ARTICLE 5.2 Access; Confidentiality.

               (a) Between the date of this Agreement and the Closing, the Company shall (i) afford Purchaser and its authorized representatives reasonable access to all books, records, offices and other facilities of the Company and each Company Subsidiary, (ii) permit Purchaser to make such inspections and to make copies of such books and records as it may reasonably require and (iii) furnish Purchaser with such financial and operating data and other information as Purchaser may from time to time reasonably request. Purchaser and its authorized representatives shall conduct all such inspections in a manner that will minimize disruptions to the business and operations of the Company and the Company Subsidiaries. Between the date of this Agreement and the Closing, Purchaser shall respond to any of the Shareholder's reasonable requests for information regarding the Purchaser and the status of Purchaser's financing efforts.

               (b) Each of the  parties  agree (on  behalf of itself and each of its respective affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the other party, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by applicable Law, (ii) to counsel, or (iii) to the extent that such information is already publicly known not as result of any breach of this Section; provided, that unless specifically prohibited by applicable law or court order, the disclosing party shall notify the other party of any request by any Governmental Entity for disclosure of any such non-public information prior to disclosure of such information. The foregoing provisions shall not apply to Purchaser after the Closing.

     ARTICLE 5.3 Efforts and Actions to Cause Closing to Occur.

               (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser, the Shareholder and the Company shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the other Transactions, as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity, and (ii) the provision of information reasonably requested by Purchaser in order to facilitate Purchaser's financing efforts. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity or other Person required to be obtained prior to Closing.

               (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly provide the other parties with copies of any written communication received by such party from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits are required as a result of the execution of this Agreement or consummation of any of the Transactions, the Shareholder and the Company shall use their best efforts to effect such transfers, amendments or modifications.

               (c) The Company and the Shareholder shall use their respective best efforts to obtain, prior to the Closing, the unconditional consent of any Person necessary to the consummation of the Closing and the other Transactions, including consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local shall have been obtained. All such consents shall be in writing and executed counterparts thereof shall be delivered to Purchaser at or prior to the Closing.

               (d) The Shareholder shall, and shall cause the Company and each Company Subsidiary to, take all action reasonably requested by Purchaser, including the preparation for delivery at the closing of all notes, financing documents, mortgages, loan agreements, pledges, filing statements contemplated by the Uniform Commercial Code and officer's certificates as Purchaser may request for the purpose of consummating Purchaser's financing of the Transactions; provided that, except as expressly provided herein, none of the foregoing shall require the Shareholder to take any action in its individual capacity.

     ARTICLE 5.4 Notification of Certain Matters.

               (a) From time to time prior to the Closing, the Company shall promptly supplement or amend the Disclosure Schedule with respect to any matter arising after the delivery thereof pursuant hereto that, if existing at, or occurring on, the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. No supplement to or amendment of the Disclosure Schedule made after the delivery to Purchaser of the Disclosure Schedule in accordance with Section 5.13 pursuant to this section or otherwise shall be deemed to cure any breach of any representation of or warranty made pursuant to this Agreement.

               (b) Each party shall give notice to the other party promptly after becoming aware of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) any condition set forth in
          Article VI to be unsatisfied in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure of any party or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that
          (x) the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and (y) the failure to give such notice shall not be required from and after the time the party to whom such notice is to be given has actual knowledge of the information required to be included in such notice.

               (c) The Company shall deliver to Purchaser copies of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity relating to the United States federal, state, local or foreign Taxes due from or with respect to the Company or any Company Subsidiary and (ii) any closing agreements entered into by the Company or any Company Subsidiary with any taxing authority, which come into the possession of the Company after the date hereof.

     ARTICLE 5.5 No Solicitation of Competing Transaction.

               (a) Until June 30, 2003, neither the Shareholder, the Company nor any Company Subsidiary or Affiliate of the Company shall (and the Company shall cause the officers, directors, employees, representatives and agents of the Company, each Company Subsidiary and each Affiliate of the Company, including investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information to, any Person or group (other than Purchaser, any of its Affiliates or representatives) concerning any Acquisition Proposal. None of the Shareholder, the Company or any Company
          Subsidiary  shall  enter  into  any  agreement  with  respect  to  any
          Acquisition Proposal. Upon execution of this Agreement, the Shareholder and the Company shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and the Shareholder and the Company shall request (or if any of them has the contractual right to do so, demand) the return of all documents, analyses, financial statements, projections, descriptions and other data previously furnished to others in connection with the Shareholder's efforts to sell the Company. The Company and the Shareholder shall immediately notify Purchaser of the existence of any proposal or inquiry received by the Company or the Shareholder, and the Company and the Shareholder shall immediately communicate to Purchaser the terms of any proposal or inquiry which any of them may receive (and shall immediately provide to Purchaser copies of any written materials received by the Company or any Shareholder in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry.

               (b) Subject to any applicable fiduciary duties of the Company, as advised in writing by outside counsel to the Company, and without limiting any rights of Purchaser hereunder, neither the Company's Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser, the approval by such Board of Directors or any such committee of this Agreement, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) authorize the Company to enter into any agreement with respect to any Acquisition Proposal.

     ARTICLE 5.6 Tax Matters. The following provisions shall govern the allocation of responsibility as between Purchaser and the Shareholder for certain tax matters following the Closing Date:

               (a) Tax Periods Ending on or Before the Closing Date. Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and the Company Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Purchaser shall permit the Shareholder to review each such Tax Return described in the preceding sentence prior to filing and shall consider any reasonable comments of the Shareholder thereto. To the extent permitted by applicable law and except for any changes required in connection with the Company's change in accounting methods, such returns shall be prepared in a manner consistent with the returns filed for prior years. The Shareholder shall reimburse Purchaser for Taxes of the Company and the Company Subsidiaries with respect to such periods within fifteen (15) days after payment by Purchaser or the Company and the Company Subsidiaries of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Balance Sheet.

               (b) Tax  Periods  Beginning  Before and Ending  After the Closing
          Date. Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and the Company Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. Purchaser shall permit the Shareholder to review each such Tax Return described in the preceding sentence prior to filing and shall consider any reasonable comments of the Shareholder thereto. To the extent permitted by applicable law and except for any change in accounting methods, such returns shall be prepared in a manner consistent with returns filed for prior years. The Shareholder shall pay to Purchaser within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and the Company Subsidiaries.

     ARTICLE 5.7 Transfer of the Shareholder's Shares. The Company hereby waives any and all rights the Company may have under all agreements between the Company and the Shareholder or otherwise to object to the transfer to Purchaser of any Shares and hereby covenants not to consent to the transfer of any Shares to any Person other than Purchaser.

     ARTICLE 5.8 Subsequent Actions. If at any time after the Closing Purchaser will consider or be advised that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm ownership (of record or otherwise) in Purchaser, its right, title or interest in, to or under any or all of the Shares, (ii) to vest, perfect or confirm ownership (of record or otherwise) in the Company and each Company Subsidiary, any of its rights, properties or assets or (iii) otherwise to carryout this Agreement, each Shareholder shall execute and deliver all deeds, bills of sale, instruments of conveyance, powers of attorney, assignments and assurances and take and do all such other actions and things as may be reasonably requested by Purchaser in order to vest, perfect or confirm any and all right, title and interest in, to and tender such rights, properties or assets in Purchaser or the Company or any Company Subsidiary or otherwise to carry out this Agreement.

     ARTICLE 5.9 Publicity. Neither the Shareholder, the Company, Purchaser nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the other Transactions without prior consultation with the other party, except as may be required by law, rule or regulation.

     ARTICLE 5.10 ESOP. Following the Closing, Purchaser shall take no action, or cause the Company to take any action, which will result, or be reasonably likely to result, in (1) a disqualification of the ESOP under Section 401(a) of the Code, (2) a loss of the ESOP trust's tax-exempt status under Section 501(a) of the Code, (3) any prohibited transaction under Section 4975 of the Code or
Section 406 of ERISA, (4) the imposition of any excise tax under the Code or any penalty under ERISA on Purchaser, the Company, any Company Subsidiary or any ERISA Affiliate of the Company, or the ESOP (other than any such excise tax or penalty the cost of which is borne by Purchaser) or (5) a fiduciary violation under ERISA by any fiduciary (within the meaning of Section 3(21) of ERISA) to the ESOP.

     ARTICLE 5.11 Post-Closing Cooperation. In case at anytime after the Closing Date any further action is necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable, each party hereto shall take, or cause its proper officers or directors to take, all such necessary, proper or advisable actions.

     ARTICLE 5.12 Loan to the Company. Purchaser shall lend or cause to be loaned to the Company (a) within three (3) business days of the date of this Agreement, $500,000 which amounts shall be applied to satisfy any amounts then due and owing under the DVI Facility; and (b) within the earlier of (1) 45 days after the date of this Agreement and (2) five days of the approval of the proxy or information statement by the SEC with respect to any merger of Purchaser with or into a company with a class of stock that is registered under Section 12 of the Exchange Act or the date that Purchaser has been advised that there shall be no review of such proxy or information statement by the SEC, a maximum of $1,000,000 from time to time when and if needed to fund the day-to-day operations of the Company, in each case, on terms and conditions satisfactory to Purchaser in its good faith judgment. Purchaser may seek to enter into an agreement with respect to and to consummate such a merger, however, the parties acknowledge and agree that Purchaser is under no obligation to do so and has made no representation or warranty to the Shareholder that Purchaser shall enter into any such agreement or consummate such a merger.

     ARTICLE 5.13 Disclosure Schedule. Within 20 days of the date of this Agreement, the Shareholder shall deliver to Purchaser the Disclosure Schedule.

     ARTICLE 5.14 Amendment to Landow Note. The Company and the Shareholder shall cause the Landow Note to be amended to include the provisions contained on Exhibit D hereto.

                                   ARTICLE 6

                                   CONDITIONS

     ARTICLE 6.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

               (a) Statutes, Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Closing.

     ARTICLE 6.2 Conditions to Obligations of Purchaser to Effect the Closing. The obligations of Purchaser to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

               (a) Government Action. There shall not be threatened or pending any suit, action or proceeding by any Governmental Entity

                    (i) seeking to restrain or prohibit the  consummation of the
               Closing or the performance of any of the other Transactions, or seeking to obtain from the Company or Purchaser any damages that are material in relation to the Company or the Company Subsidiaries,

                    (ii) seeking to impose  material  limitations on the ability of Purchaser, or rendering Purchaser unable, to accept for payment or pay for or purchase some or all of the Shares or consummate the Closing,

                    (iii) seeking to impose material  limitations on the ability of Purchaser effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares, or

                    (iv) which otherwise is reasonably likely to have a material adverse affect on the prospects, consolidated financial condition, businesses or results of operations of Purchaser, the Company or any Company Subsidiary,

                    or there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Transactions, or any other action shall be taken by any Governmental Entity, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) above;

               (b) Opinion of Company Counsel. The Company shall have delivered to Purchaser at the Closing an opinion of Snow Becker Krauss, P.C., counsel to the Company, dated the Closing Date, substantially in the form of Exhibit A hereto;

               (c) Certificate of Company Officers. The Company shall have delivered to Purchaser at the Closing a certificate signed by the chief executive officer of the Company and by the chief financial officer of the Company, dated the Closing Date, substantially in the form of Exhibit B hereto, to the effect that, as of the Closing Date,
          (w) all of the representations and warranties of the Company set forth in this Agreement are true and complete in all material respects except as provided on the Disclosure Schedule, (x) there has not occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the financial condition, businesses, results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole and (z) the Company has performed all obligations required under this Agreement to be performed by it at or prior to the Closing;

               (d) Consents Obtained. All consents of any Person necessary for the Shareholder or the Company consummate the Transactions or perform any obligations contained herein, including consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local, shall have been obtained, and a copy of each such consent shall have been provided to Purchaser at or prior to the Closing;

               (e) Material  Adverse  Change.  There shall not have occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the consolidated financial condition, businesses, results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole;

               (f) Investigations; Etc. Neither any investigation of the Company or the Company Subsidiaries by Purchaser, nor any matter disclosed in the Disclosure Schedule to be provided pursuant to Section 5.13 hereof, nor any other document delivered to Purchaser as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the good faith judgment of Purchaser, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or prospects of the Company or any Company Subsidiary;

               (g) Representations and Warranties. All of the representations and warranties of the Shareholder and the Company set forth in this Agreement shall be true and complete in all material respects except as provided on the Disclosure Schedule, in each case as of the date of this Agreement and as of the Closing Date;

               (h) Shareholder Breach. The Shareholder shall have not failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by such Shareholder under this Agreement.

               (i) Company Breach. The Company shall not have failed to perform in any material respect any material obligation or to comply in any material respect with any Company Agreement or covenant of the Company to be performed or complied with by it under this Agreement;

               (j) DVI Facility. The DVI Facility shall be duly amended on terms and conditions satisfactory to Purchaser and the Company shall be in compliance with all terms and conditions of the DVI facility after giving effect to the Transactions;

               (k) Third Party Payors. The Company shall be in good standing in all material respects with all third party payors and no material suspension, litigation or violations of Federal, State or local law, rule or regulation pertaining to the receipt of such payment or ability to bill and receive such payment shall be materially compromised or challenged by any payor of historical record;

               (l) Foreign Status Certificate. Purchaser shall have received (i) a certification of non-foreign status for the Shareholder in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder and (ii) any other certifications which maybe required under applicable law stating that no Taxes are due to any taxing authority for which the Purchaser could have liability to withhold and pay with respect to the transfer by such Shareholder to Purchaser of Shares.

The foregoing conditions are for the sole benefit of Purchaser, may be waived by Purchaser, in whole or in part, at any time and from time to time in the sole discretion of Purchaser. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     ARTICLE 6.3 Conditions to Obligations of the Shareholder to Effect the Closing. The obligations of the Shareholder to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

               (a) Opinion of Purchaser Counsel. Purchaser shall have delivered to the Shareholders at the Closing an opinion of Morrison Cohen Singer & Weinstein, LLP, counsel to Purchaser, dated the Closing Date, substantially in the form of Exhibit C hereto;

               (b) Representations and Warranties. All of the representations and warranties of Purchaser set forth in this Agreement shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date;

               (c) Certificate of Purchaser Officers. The Purchaser shall have delivered to the Shareholder at the Closing a certificate signed by the chief executive officer of Purchaser and by the chief financial officer of Purchaser, dated the Closing Date, substantially in the form of Exhibit E hereto, to the effect that, as of the Closing Date,
          (w) all of the representations and warranties of Purchaser set forth in this Agreement are true and complete in all material respects, and
          (x) Purchaser has performed all obligations required under this Agreement to be performed by it at or prior to the Closing;

               (d) Consents Obtained. All consents of any Person necessary to the consummation of the Closing and the other Transactions by Purchaser, including consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local, shall have been obtained, except for those consents for which the failure to obtain would not, individually or in the aggregate, have a material adverse effect on Purchaser's ability to consummate the Closing and the other Transactions, and a copy of each such consent shall have been provided to the Shareholder at or prior to the Closing; and

               (e) Purchaser Breach. Purchaser shall not have failed to perform in any material respect any material obligation or to comply in any material respect with any covenant of Purchaser to be performed or complied with by it under this Agreement.

The foregoing conditions are for the sole benefit of the Shareholder, may be waived by the Shareholder, in whole or in part, at any time and from time to time in the sole discretion of the Shareholder. The failure by the Shareholder at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                   ARTICLE 7
                                   TERMINATION

     ARTICLE 7.1 Termination. The Transactions may be terminated or abandoned at any time prior to the Closing Date:

               (a)  By  the  mutual   written   consent  of  Purchaser  and  the
          Shareholder.

               (b) By Purchaser or the Shareholder if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acquisition by Purchaser of the Shares and such order, decree, ruling or other action shall have become final and non-appealable.

               (c) By the Shareholder:

                    (i) if Purchaser  shall have  breached  any  representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in
               Article VI and which breach cannot be or has not been cured within 30 days after the giving of written notice by the Shareholder to Purchaser specifying such breach; or

                    (ii) on or after June 30,  2003,  if the  Closing  shall not have theretofore occurred and if the failure of the Closing to occur is not the result of a breach of a representation, warranty or covenant by the Shareholder or the Company.

               (d) By Purchaser:

                    (i) if the  Shareholder  or the Company  shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Article VI and which breach cannot be or has not been cured within 30 days after the giving of written notice by Purchaser to the Shareholder or the Company specifying such breach or Purchaser determines that any condition set forth in Article VI is incapable of satisfaction or waiver; or

                    (ii) on or after June 30,  2003,  if the  Closing  shall not have theretofore occurred and if the failure of the Closing to occur is not the result of a breach of a representation, warranty or covenant by Purchaser.

     ARTICLE 7.2 Effect of Termination. In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transactions is made, and there shall be no liability or obligation thereafter on the part of Purchaser, the Shareholder or the Company except (a) for fraud or for breach of this Agreement prior to such termination or abandonment of the Transactions and (b) as set forth in Section
10.1. The provisions of Section 5.2(b) and Section 10.1 shall survive any such termination or abandonment.

                                   ARTICLE 8

                                 INDEMNIFICATION

     ARTICLE 8.1 Indemnification; Remedies.

               (a) The Shareholder Indemnifying Person shall indemnify, defend and hold harmless the Purchaser Indemnified Persons from and against and in respect of 100% of all Purchaser Losses.

               (b) The Shareholder Indemnifying Person shall indemnify, defend and hold harmless the Purchaser Indemnified Persons from and against and in respect of 100% of any adverse consequences the Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of any of the Company (or the Company
          Subsidiaries)  (x)  for  any  taxes  of the  Company  or  the  Company
          Subsidiaries with respect to any tax year or any portion thereof ending on or before the Closing Date or for any tax year beginning before and ending after the Closing Dates to the extent allocable (determined in the manner consistent with Section 5.6 hereof) to the portion of such period beginning before and ending on the Closing Date, to the extent such taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) shown on the Balance Sheet (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their tax returns and (y) for the unpaid taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of State, local or foreign law) as a transferee or successor of the Company, by contract, or otherwise.

               (c)  The  Shareholder   Indemnifying   Person's   indemnification
          obligations shall be subject to the following limitations:

                    (i) The Shareholder  Indemnifying  Person's  indemnification obligations relating to (A) Purchaser Losses (other than Purchaser Losses that relate to any liability for Tax Claims) shall survive only until the second anniversary of the Closing Date and (B) Tax Claims shall survive until the expiration of the applicable tax statute of limitations. No claim for the recovery of any Purchaser Losses, or Tax Claims may be asserted by any Purchaser Indemnified Person after the expiration of the applicable indemnification period; provided, however, that claims asserted in writing by any Purchaser Indemnified Person with reasonable specificity prior to the expiration of the applicable indemnification period shall not thereafter be barred by the expiration of the applicable indemnification period; and

                    (ii) No  reimbursement  for Purchaser  Losses asserted under
               Section 8.1(a) shall be required unless and until the cumulative aggregate amount of such Purchaser Losses exceeds $25,000, after which time the Shareholder Indemnifying Person shall be liable in full for all Purchaser Losses (including the first $25,000);

provided, however, that the limitations set forth in Section 8.1(c) (ii) shall not apply to Purchaser Losses arising out of (w) any breach of any representation or warranty contained in Section 3.1 through and including
Section 3.9, (x) any covenant to be performed by the Shareholder pursuant hereto, (y) any Purchaser Losses that relate to any liability for Taxes, or (z) any fraud, willful misrepresentation or misconduct on the part of the Shareholder or which consist of reasonable attorney's fees and expenses incurred by Purchaser in investigating or defending any third party claim.

     ARTICLE 8.2 Notice of Claim; Defense. Purchaser shall give the Shareholder Indemnifying Person prompt notice of any third-party claim that may give rise to any indemnification obligation under this Article VIII, together with the estimated amount of such claim, and the Shareholder Indemnifying Person shall have the right to assume the defense (at the Shareholder Indemnifying Person's expense) of any such claim through counsel of the Shareholder Indemnifying Person's own choosing by so notifying Purchaser within 30 days of the first receipt by the Shareholder Indemnifying Person of such notice from Purchaser; provided, however, that any such counsel shall be reasonably satisfactory to Purchaser. Failure to give such notice shall not affect the indemnification obligations hereunder in the absence of actual and material prejudice. If, under applicable standards of professional conduct, a conflict with respect to any significant issue between any Purchaser Indemnified Person and the Shareholder Indemnifying Person exists in respect of such third-party claim, the Shareholder Indemnifying Person shall pay the reasonable fees and expenses of such additional counsel as maybe required to be retained in order to resolve such conflict. The Shareholder Indemnifying Person shall be liable for the fees and expenses of counsel employed by Purchaser for any period during which the Shareholder Indemnifying Person has not assumed the defense of any such third-party claim (other than during any period in which Purchaser will have failed to give notice of the third-party claim as provided above). If the Shareholder Indemnifying Person assumes such defense, Purchaser shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Shareholder Indemnifying Person, it being understood that the Shareholder Indemnifying Person shall control such defense. If the Shareholder Indemnifying Person chooses to defend or prosecute a third-party claim, Purchaser shall cooperate in the defense or prosecution thereof, which cooperation shall include, to the extent reasonably requested by the Shareholder Indemnifying Person, the retention, and the provision to the Shareholder Indemnifying Person, of records and information reasonably relevant to such third-party claim, and making employees of Purchaser and the Company available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. If the Shareholder Indemnifying Person chooses to defend or prosecute any third-party claim, Purchaser shall agree to any settlement, compromise or discharge of such third-party claim that the Shareholder Indemnifying Person may recommend and that, by its terms, discharges Purchaser and the Purchaser Affiliates from the full amount of liability in connection with such third-party claim; provided, however, that, without the consent of Purchaser, the Shareholder Indemnifying Person shall not consent to, and Purchaser shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non-monetary relief affecting Purchaser or any Affiliate of Purchaser or (ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each Purchaser Indemnified Person that is the subject of such third-party claim.

     ARTICLE 8.3 Survival of Indemnification  Claims;  Rights of Offset.

               (a) The indemnification obligations set forth in this Article VIII shall survive the Closing and may be satisfied, in whole or in part, by offset against obligations of Purchaser under the Note as set forth therein. Notwithstanding anything to the contrary contained herein, Purchaser may, in accordance with Section 8.3(b) and the Note, suspend or cause the company to suspend payment under the Note in the aggregate amount of all events which Purchaser in good faith believes may result in a Purchaser Loss or a Tax Claims in the future but which have not theretofore resulted in any such losses or claims. Upon the final adjudication, resolution or other conclusive determination of the amount of any such Purchaser Loss or Tax Claim, Purchaser or the Company, as the case may be, shall offset such amounts against the then suspended amounts of the Note. To the extent such Purchaser Loss or Tax Claim is less than any amounts suspended in accordance with this Section 8.3, Purchaser or the Company, as the case may be, shall pay, if and when due, any remaining amounts payable on the Note.

               (b) In the event  Purchaser  wishes  to  exercise  its  rights of offset, it shall notify the Shareholder of such intention, in accordance with Section 10.3 hereof, which notice shall specify in reasonable detail the basis for Purchaser's right to offset (an "Offset Notice"). If the Shareholder does not provide Purchaser notice, in accordance with Section 10.3 hereof, of disagreement of Purchaser's right to offset, specifying in reasonable detail the basis for such disagreement (a "Disagreement Notice"), within 10 days from the date of receipt of such Offset Notice, then Purchaser shall be entitled to exercise such right of offset in accordance with Section 8.3(a). If the Shareholder properly delivers a Disagreement Notice, the parties shall negotiate in good faith to resolve the dispute. If the parties are unable to resolve the dispute within 10 days of receipt by Purchaser of a Disagreement Notice, the dispute shall be resolved by binding arbitration. Arbitration proceedings shall be conducted in New York and shall be governed by the Streamlined Arbitration Rules and Procedures of JAMS. The party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Purchaser's right of offset shall apply during the resolution of any such dispute. ARTICLE 8.4 Tax Effect of Indemnification Payments. All indemnity payments made by the Shareholder Indemnifying Person to Purchaser Indemnified Persons, or by Purchaser Indemnified Persons, pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the consideration paid with respect to the Shares.

     ARTICLE 8.5 Effect of Investigation. The right to indemnification, payment of Purchaser Losses or for other remedies based on any representation, warranty, covenant or obligation of the Shareholder or the Company contained in or made pursuant to this Agreement or the Closing Documents shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the date the Closing occurs, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation (it being agreed and understood that any matter described in reasonable detail on the Disclosure Schedule shall not be the subject of a Tax Claim of Purchaser Loss unless otherwise agreed by the Purchaser). The waiver of any condition to the obligation of Purchaser to consummate the
Transactions,   where  such   condition   is  based  on  the   accuracy  of  any
representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, payment of Purchaser Losses, or other remedy based on such representation, warranty, covenant or obligation.

     ARTICLE 8.6 Survival of Covenants, Representations and Warranties. Each of the covenants, representations and warranties of the Shareholder in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date and shall continue in force thereafter except as limited by Section 8.1(c).

     ARTICLE 8.7 Purchaser Indemnification. (a) Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Persons from and against and in respect of 100% of all Seller Indemnified Persons Losses.

               (b) Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Persons from and against and in respect of 100% of any adverse consequences the Seller Indemnified Persons may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of any of the Company (or the Company
          Subsidiaries)  (x)  for  any  taxes  of the  Company  or  the  Company
          Subsidiaries with respect to any tax year or any portion thereof beginning after the Closing Date or for any tax year beginning before and ending after the Closing Dates to the extent allocable (determined in the manner consistent with Section 5.6 hereof) to the portion of such period beginning after the Closing Date. (c) Purchaser's indemnification obligations shall be subject to the following
          limitations   and   procedures:

                    (i) Purchaser's  indemnification obligations relating to (A)
               Seller  Indemnified  Persons  Losses shall survive only until the second anniversary of the Closing Date and (B) Tax Claims shall survive until the expiration of the applicable tax statute of limitations. No claim for the recovery of any Seller Indemnified Persons Losses, or Tax Claims may be asserted by any Seller Indemnified Person after the expiration of the applicable indemnification period; provided, however, that claims asserted in writing by any Seller Indemnified Person with reasonable
               specificity   prior   to  the   expiration   of  the   applicable
               indemnification period shall not thereafter be barred by the expiration of the applicable indemnification period;

                    (ii) No reimbursement for Seller  Indemnified  Person Losses asserted under Section 8.7(a) shall be required unless and until the cumulative aggregate amount of such Seller Indemnified Person Losses exceeds $25,000, after which time the Purchaser shall be liable in full for all Seller Indemnified Person Losses (including the first $25,000); provided, however, that the limitations set forth in Sections 8.7(c)(ii) shall not apply to Seller Indemnified Person Losses arising out of (w) any breach of any representation or warranty contained in Section 4.1 through and including Section 4.3, (x) any covenant to be performed by the Purchaser pursuant hereto, (y) any Seller Indemnified Person Losses that relate to any liability for Taxes, or (z) any fraud, willful misrepresentation or misconduct on the Purchaser or which consist of reasonable attorney's fees and expenses incurred by the Shareholder Indemnified Persons in investigating or defending any third party claim.

                    (iii) the  provisions of Section 8.2 shall likewise apply to any claim for indemnification by any Seller Indemnified Person.


                                   ARTICLE 9
                         DEFINITIONS AND INTERPRETATION

     ARTICLE 9.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

     "Acquisition Proposal" shall mean any proposal or offer made by any Person other than Purchaser or any Subsidiary of Purchaser to acquire all or a substantial part of the business, properties or assets of the Company or any Company Subsidiary or any capital stock of the Company or any Company Subsidiary, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving the Company or any Subsidiary.

     "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

     "Agreement" or "this Agreement" shall mean this Stock Purchase Agreement, together with the Exhibits and Appendices hereto and the Disclosure Schedule.

     "Balance Sheet" shall mean the most recent balance sheet of the Company and its consolidated subsidiaries included in the Financial Statements.

     "Balance Sheet Date" shall mean the date of the Balance Sheet.

     "Closing" shall mean the closing referred to in Section 2.1.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall mean New York Medical, Inc., a Delaware corporation.

     "Company Agreement" shall mean any Indebtedness in the principal amount of $50,000 or more or which requires total payments equal to or in excess of such sum, any Lease, lease of personal property calling for annual payments in excess of $5,000 per annum, any material license, other material contract, or agreement or other material instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound.

     "Company Board of Directors" shall mean the board of directors of the Company.

     "Company Intellectual Property" shall mean all Intellectual Property that is currently used in the business of the Company or any Company Subsidiary or that is necessary to conduct the business of the Company or the Company Subsidiaries as presently conducted or as currently proposed to be conducted.

     "Company Option" shall mean an option to purchase Shares which has been granted by the Company.

     "Company Subsidiary" shall mean each Person which is a Subsidiary of the Company.

     "Copyrights" shall mean U.S. and foreign registered and unregistered copyrights (including those in computer software and databases), rights of publicity and all registrations and applications to register the same.

     "Disclosure Schedule" shall mean the disclosure schedule prepared and signed by the Company and delivered to Purchaser in accordance with Section 5.13 hereof

     "DVI Facility" shall mean the Company's loan facility with DVI.

     "Employment Agreement" shall mean the employment agreement to be dated as of the Closing Date providing for the employment of Dr. Jonathan Landow by the Company, substantially in the form of Exhibit F hereto.

     "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, preemptive rights, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

     "Environmental Claim" shall mean any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Company Subsidiary, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Law" shall mean each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment
(whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

     "ESOP" shall mean the New York Medical Employee Stock Ownership Plan and Trust.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Financial Statements" shall mean (a) the consolidated balance sheets of the Company and the Company's consolidated Subsidiaries as at December 31, 2001 together with consolidated statements of income, shareholders' equity and cash flows for each of the years then ended, all certified by Eisner & Company, independent certified public accountants, whose reports thereon are included therein, and (b) management prepared consolidated balance sheet, income statement and statements of cash flow and changes in shareholder's equity of and for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 and for the fiscal year ended December 31, 2002.

     "GAAP" shall mean United States generally accepted accounting principles.

     "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

     "Indebtedness" shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any lien on any property and (vi) all guarantee obligations.

     "Intellectual Property" shall mean all of the following: Trademarks, Patents, Copyrights, Trade Secrets and Licenses.

     "Knowledge of the Shareholder" concerning a particular subject, area or aspect of the Company's business or affairs shall mean the knowledge of the Shareholder and each of the officers and directors of the Company and all knowledge which was or could have been obtained upon inquiry by such persons of those employees of the Company whose duties would, in the normal course of the Company's affairs, result in such employees having knowledge concerning such subject, area or aspect.

     "Landow Note" shall mean the Senior Subordinated Term Loan Promissory Note, dated as of November 30, 2000, by and between New York Medical, Inc. and Jonathan S. Landow, as assigned to Tracey Landow.

     "Lease" shall mean each lease pursuant to which the Company or any Company Subsidiary leases any real or personal property (excluding leases relating solely to personal property calling for rental or similar periodic payments not exceeding $5,000 per annum).

     "Licenses" shall mean all licenses and agreements pursuant to which the Company has acquired rights in or to any Trademarks, Patents or Copyrights, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing.

     "Materials of  Environmental  Concern"  shall mean  chemicals;  pollutants;
contaminants; wastes; toxic or hazardous substances, materials and wastes; petroleum and petroleum products; asbestos and asbestos-containing materials; polychlorinated biphenyls; lead and lead-based paints and materials; and radon.

     "Note" shall mean the convertible promissory note of the Company in the principal amount of $5,500,000, in the form of Exhibit G attached hereto.

     "Patents" shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

     "Pension Plan" shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA) or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA, for the benefit of any current or former employee or director of the Company or any Company Subsidiary.

     "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

     "Plan" shall mean each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement maintained, sponsored, contributed to or required to be contributed to by the Company or any Company Subsidiary for the benefit of any current or former employee, director or consultant of the Company or any Company Subsidiary.

     "Purchaser" shall mean Lifetime Healthcare Services, Inc., a Delaware corporation.

     "Purchaser Common Stock" shall mean the common stock, no par value, of Purchaser.

     "Purchaser Indemnified Persons" shall mean Purchaser and each of its Affiliates.

     "Purchaser Losses" shall mean any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser arising under Article VIII) incurred by the Company or any of the Purchaser Indemnified Persons that arise out of:

               (i) any breach by the Shareholder of any of such Shareholder's representations and warranties contained in or made by or pursuant to this Agreement;

               (ii)  any  breach  by  the  Company  of  any  of  the   Company's
          representations and warranties contained in or made by or pursuant to this Agreement;

               (iii) any breach by the Shareholder of any of the Shareholder's covenants in this Agreement that survive the Closing; or

               (iv) any breach prior to the Closing by the Shareholder or the Company of any covenants contained in this Agreement.

     "Real Property" shall mean real property.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Seller Indemnified Persons" shall mean the Company, the Shareholder and each of their respective Affiliates.

     "Seller Indemnified Persons Losses" shall mean any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of the Company or Shareholder arising under Article VIII) incurred by any of the Seller Indemnified Persons that arise out of:

               (i) any breach by Purchaser of any of Purchaser's representations and warranties contained in or made by or pursuant to this Agreement;

               (ii) any breach by Purchaser of any of such Purchaser's covenants in this Agreement that survive the Closing; or

               (iii) any breach prior to the Closing by Purchaser of any covenants contained in this Agreement.

     "Shareholder" shall mean Redwood Investment Associates, L.P.

     "Shareholder Indemnifying Person" shall mean the Shareholder.

     "Shares" shall mean 550,000 shares of common stock, $.01 par value, of the Company owed of record and beneficially by the Shareholder.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

     "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

     "Tax Claim" shall mean a claim for indemnification or defense arising out of Section 8.1(b) or Section 8.7(b), as the case may be, including reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser arising under Section 8.1(b) or the rights of the Seller Indemnified Persons under Section 8.7(b), as the case may be.

     "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any such document prepared on a consolidated, combined or unitary basis and also including any schedule or attachment thereto, and including any amendment thereof.

     "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

     "Trademarks" shall mean U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

     "Trade Secrets" shall mean all categories of trade secrets as defined in the Uniform Trade Secrets Act including business information.

     "Transactions" shall mean all the transactions provided for or contemplated by this Agreement.

     "Transfer Taxes" shall mean all sales (including bulk sales), use, transfer, recording, ad valorem, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar Taxes and fees.

     "Transfer Tax Payer" shall mean the party which has primary legal responsibility for the payment of any particular Transfer Tax.

     "Welfare Plan" shall mean any employee welfare benefit plan (as defined in Section 3(1) of ERISA) or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA, for the benefit of any current or former employee or director of the Company or any Company Subsidiary.

     ARTICLE 9.2 Interpretation.

               (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

               (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

               (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

               (d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

               (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

               (f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

               (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                   ARTICLE 10
                                  MISCELLANEOUS

     ARTICLE 10.1 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement and except as follows:

               (a) All Transfer Taxes arising out of, in connection with or attributable to the transfer of shares from the Shareholder to Purchaser shall be borne and paid by the Shareholder. The Transfer Tax Payor shall prepare and timely file all relevant Tax Returns required to be filed in respect of such Transfer Tax, pay the Transfer Tax shown on such Tax Return, and notify the other parties in writing of the Transfer Tax shown on such Tax Return and how such Transfer Tax was calculated, and if the Transfer Tax Payor is Purchaser or its Affiliates (including the Company Subsidiaries after the Closing
          Date), the Shareholder shall reimburse the Transfer Tax Payor for the amount of such Transfer Tax in immediately available funds within ten
          (10) business days of receipt of such notice.

     ARTICLE 10.2 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

     ARTICLE 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed via certified mail, return receipt requested, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

                           if to Purchaser, to:

                           Lifetime Healthcare Services, Inc.
                           125 Michael Drive, Suite 104
                           Syosset, New York 11791
                           Attention:  Mr. Robert DePalo
                           Telephone:  (516) 837-7000
                           Telecopy:  (516) 837-7036

                           with a copy to:

                           Morrison Cohen Singer & Weinstein, LLP
                           750 Lexington Avenue
                           New York, New York 10022
                           Attention:  Robert H. Cohen, Esq.
                           Telephone:  (212) 735-8680
                           Telecopy: (212) 735-8708

                           if to the Company, to:

                           New York Medical. Inc.
                           Two Jericho Plaza, Wing B
                           Jericho, New York 11753
                           Attention:  Jonathan Landow, M.D.
                           Telephone: (516) 938-2323
                           Telecopy: (516) 938-9679

                           with a copy to:

                           Snow Becker Krauss, P.C.
                           605 Third Avenue, 25th Floor
                           New York, New York 10158
                           Attention:  Elliot Lutzker, Esq.
                           Telephone:  (212) 687-3860
                           Telecopy:  (212) 949-7052

                           if to the Shareholder:

                           Redwood Investment Associates, L.P.
                           C/o Jonathan Landow
                           Two Jericho Plaza, Wing B
                           Jericho, New York 11753
                           Telephone: (516) 938-2323
                           Telecopy: (516) 938-9679

     Any party may change its address for notices hereunder by written notice to each other party hereunder. Each notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted and electronic confirmation is received, (b) if given by mail (registered or certified), three (3) days after such communication is deposited in the mails with registered first class postage prepaid, addressed as aforesaid or (c) if given by any other acceptable means, when delivered at the address specified in this Section 10.3.

     ARTICLE 10.4 Counterparts. This Agreement maybe executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     ARTICLE 10.5 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) are not intended to confer any rights or remedies upon any Person other than the parties hereto and thereto.

     ARTICLE 10.6 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending terms or provision in any other situation or many other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable terms or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     ARTICLE 10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof

     ARTICLE 10.8 Enforcement; Venue. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) except as set forth in Section 8.3(b), agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal or state court sitting in the State of New York.

     ARTICLE 10.9 Extension, Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     ARTICLE 10.10 Election of Remedies. Neither the exercise of nor the failure to exercise a right of set-off or to give notice of a claim under this Agreement will constitute an election of remedies or limit Purchaser or any of the Purchaser Indemnified Persons in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

     ARTICLE 10.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights and interests hereunder to any Affiliate of Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  [Remainder of Page Left Intentionally Blank.]

     IN WITNESS WHEREOF, Purchaser, the Company and the Shareholder have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                        PURCHASER

                                        LIFETIME HEALTHCARE SERVICES, INC.

                                         By:/s/Robert DePalo
                                         -------------------
                                         Name:   Robert DePalo
                                         Title:  President & Secretary


                                        THE COMPANY

                                        NEW YORK MEDICAL, INC.

                                        By:
                                        --------------------------
                                                 Name:
                                                 Title:


                                        THE SHAREHOLDER

                                        REDWOOD INVESTMENT ASSOCIATES, L.P.

                                        By:
                                        ---------------------------
                                                 Name:
                                                 Title:

                                                           TABLE OF CONTENTS


                                                                                                               Page


ARTICLE I........................................................................................................1

   PURCHASE AND SALE OF SHARES...................................................................................1
   Section 1.1  Sale and Transfer of Shares......................................................................1
   Section 1.2  The Purchase Price...............................................................................1

ARTICLE II.......................................................................................................1

   THE CLOSING...................................................................................................1
   Section 2.1  The Closing......................................................................................1
   Section 2.2  Deliveries by the Shareholder....................................................................2
   Section 2.3  Deliveries by Purchaser..........................................................................2

ARTICLE III......................................................................................................3

   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND THE COMPANY.............................................3
   Section 3.1  Share Ownership..................................................................................3
   Section 3.2  Legal Power; Organization, Qualification of the Shareholder......................................3
   Section 3.3  Binding Agreement................................................................................3
   Section 3.4  No Shareholder Conflict or Default...............................................................3
   Section 3.5  Ownership and Possession of Shares...............................................................4
   Section 3.6  Good Title Conveyed..............................................................................4
   Section 3.7  Authorization; Validity of Agreement; Company Action.............................................4
   Section 3.8  Other Board Approvals Regarding Transactions.....................................................4
   Section 3.9  Capitalization...................................................................................4
   Section 3.10  Organization, Qualification of Company..........................................................5
   Section 3.11  Subsidiaries and Affiliates.....................................................................5
   Section 3.12  Consents and Approvals; No Violations...........................................................5
   Section 3.13  Financial Statements............................................................................6
   Section 3.14  Books and Records...............................................................................6
   Section 3.15  No Undisclosed Liabilities......................................................................6
   Section 3.16  Accounts Receivable.............................................................................6
   Section 3.17  Accounts Payable................................................................................6
   Section 3.18  Prepayment of Company Debt......................................................................7
   Section 3.19  Absence of Certain Changes......................................................................7
   Section 3.20  Title to Properties; Encumbrances...............................................................8
   Section 3.21  Real Property...................................................................................8
   Section 3.22  Leases..........................................................................................8
   Section 3.23  Equipment.......................................................................................9
   Section 3.24  Environmental Matters...........................................................................9
   Section 3.25  Contracts and Commitments......................................................................10
   Section 3.26  Customers and Suppliers........................................................................10
   Section 3.27  Insurance......................................................................................10
   Section 3.28  Litigation.....................................................................................11
   Section 3.29  Compliance with Laws...........................................................................11
   Section 3.30  Employee and Labor Matters; Benefit Plans......................................................11
   Section 3.31  Tax Matters....................................................................................14
   Section 3.32  Intellectual Property..........................................................................16
   Section 3.33  Potential Conflict of Interest.................................................................16
   Section 3.34  Bank Accounts..................................................................................16
   Section 3.35  Information for Financing......................................................................16
   Section 3.36  Brokers or Finders.............................................................................17
   Section 3.37  Full Disclosure................................................................................17

ARTICLE IV......................................................................................................17

   REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................................................17
   Section 4.1  Organization....................................................................................17
   Section 4.2  Authorization; Validity of Agreement............................................................17
   Section 4.3  Consents and Approvals; No Violations...........................................................17
   Section 4.4  Issuance of Purchaser Series A Preferred Stock..................................................18
   Section 4.5  Capitalization..................................................................................18
   Section 4.6  No Assets, Liabilities or Operations............................................................18
   Section 4.7  Brokers or Finders..............................................................................18
   Section 4.8  Full Disclosure.................................................................................18

ARTICLE V.......................................................................................................19

   COVENANTS....................................................................................................19
   Section 5.1  Interim Operations of the Company...............................................................19
   Section 5.2  Access; Confidentiality.........................................................................21
   Section 5.3  Efforts and Actions to Cause Closing to Occur...................................................22
   Section 5.4  Notification of Certain Matters.................................................................22
   Section 5.5  No Solicitation of Competing Transaction........................................................23
   Section 5.6  Tax Matters.....................................................................................24
   Section 5.7  Transfer of the Shareholder's Shares............................................................24
   Section 5.8  Subsequent Actions..............................................................................24
   Section 5.9  Publicity.......................................................................................25
   Section 5.10  ESOP...........................................................................................25
   Section 5.11  Post-Closing Cooperation.......................................................................25
   Section 5.12  Loan to the Company............................................................................25
   Section 5.13  Disclosure Schedule............................................................................25
   Section 5.14  Amendment to Landow Note.......................................................................25



ARTICLE VI......................................................................................................25

   CONDITIONS...................................................................................................25
   Section 6.1  Conditions to Each Party's Obligation to Effect the Closing.....................................26
   Section 6.2  Conditions to Obligations of Purchaser to Effect the Closing....................................26
   Section 6.3  Conditions to Obligations of the Shareholder to Effect the Closing..............................28

ARTICLE VII.....................................................................................................28

   TERMINATION..................................................................................................28
   Section 7.1  Termination.....................................................................................28
   Section 7.2  Effect of Termination...........................................................................29

ARTICLE VIII....................................................................................................29

   INDEMNIFICATION..............................................................................................29
   Section 8.1  Indemnification; Remedies.......................................................................29
   Section 8.2  Notice of Claim; Defense........................................................................30
   Section 8.3  Survival of Indemnification Claims; Rights of Offset............................................31
   Section 8.4  Tax Effect of Indemnification Payments..........................................................32
   Section 8.5  Effect of Investigation.........................................................................32
   Section 8.6  Survival of Covenants, Representations and Warranties...........................................32
   Section 8.7  Purchaser Indemnification.......................................................................32

ARTICLE IX......................................................................................................33

   DEFINITIONS AND INTERPRETATION...............................................................................33
   Section 9.1  Definitions.....................................................................................33
   Section 9.2  Interpretation..................................................................................38

ARTICLE X.......................................................................................................39

   Section 10.1  Fees and Expenses..............................................................................39
   Section 10.2  Amendment and Modification.....................................................................39
   Section 10.3  Notices........................................................................................39
   Section 10.4  Counterparts...................................................................................41
   Section 10.5  Entire Agreement; No Third Party Beneficiaries.................................................41
   Section 10.6  Severability...................................................................................41
   Section 10.7  Governing Law..................................................................................41
   Section 10.8  Enforcement; Venue.............................................................................41
   Section 10.9  Extension, Waiver..............................................................................41
   Section 10.10  Election of Remedies..........................................................................41
   Section 10.11  Assignment....................................................................................42


Exhibit A         -        Form of Opinion of Company Counsel
Exhibit B         -        Form of Certificate of Company Officers
Exhibit C         -        Form of Opinion of Purchaser Counsel
Exhibit D         -        Amendment to Landow Note
Exhibit E         -        Form of Certificate of Purchaser Officers
Exhibit F         -        Employment Agreement
Exhibit G         -        Form of Note

     AMENDMENT to the Stock Purchase Agreement (the "Agreement"), dated March 21, 2003, by and among LIFETIME HEALTHCARE SERVICES, INC. ("Purchaser"), REDWOOD INVESTMENT ASSOCIATES, L.P. (the "Shareholder") and NEW YORK MEDICAL, INC. (the "Company").

     WHEREAS,  the parties  desire to amend the  Agreement  in certain  respects
immediately   prior  to  the  Closing  to  address  certain  matters  raised  by
Purchaser's due diligence investigation.

     NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

          2. Section 3.13 is hereby amended to add the following sentence to the end thereof:

               "The aggregate net profit of the Professional Corporations for the fiscal year ended December 31, 2002 which was not paid to the Company was approximately $150,000."

          3. Section 3.9(a) is hereby amended to add the following sentence to the end thereof:

               "Each share of Series A Convertible Stock is currently convertible into one (1) share of the Company's common stock and no adjustment shall be required to be made to such conversion rate as a result of the sale of the Shares."

          4. Section 3.18 is hereby amended to add the following sentence to the end thereof: "As of the date hereof, the amount of principal outstanding under (x) the DVI Facility is $6,020,957, and (y) the Landow Note is $4,662,830.

          5. Section 3.30(p) is hereby amended to add the following to the end thereof: "As of the date hereof, the amount of principal outstanding under that certain note of the ESOP made in favor of the Company is $10,089,000. The Company has paid in the aggregate $3,757,000 in dividends on the Series A Preferred Stock and $2,527,000 in contributions to the ESOP."

          6. Section 3.38 shall be added as follows: "Section 3.38 Accredited Investor. The Shareholder is an "accredited investor" (as such term is defined under the rules and regulations promulgated by the Securities
     Act)."

          7. Section 3.39 shall be added as follows:

               "Section 3.39 Management Agreements. (a) The Disclosure Schedule sets forth a complete and correct list of all management agreements in effect as of the date hereof (the "Management Agreements"). A true and complete copy of each Management Agreement (including all amendments and supplements thereto) has been attached to the Disclosure Schedule.

               (b) Each Management Agreement is valid, binding and enforceable in accordance with its terms and is in full force and effect. There are no existing defaults by the Company under any of the Management Agreements. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Management Agreement. No consent is required under any of the Management Agreement to the consummation of the Transactions.

     8. The first sentence of Section 4.5 is hereby amended and restated in its entirety as follows:

               "The authorized capital stock of Purchaser will consist of 1,500 shares of common stock, no par value per share, all of which is issued and outstanding."

     9. Section 5.15 shall be added as follows:

               "Section 5.15 Foreign Qualification. Within 30 days after the Closing, the Shareholder shall cause the Company to be qualified as a foreign corporation in the State of New York. The Company shall cooperate with the Shareholder in connection with the preparation of and have the right to review and approve such filing.


     10. Section 8.1(b) shall be amended to add the following sentence at the end thereof:

               "Notwithstanding anything to the contrary contained herein, the Shareholder shall not have any obligation to indemnify the Purchaser Indemnified Persons for any interest and penalties that may be payable by the Company or the Professional Corporations in respect of payroll withholding taxes for the years 2001 and 2002 except for 55% of any such interest and penalties that exceed $100,000. Any settlement with any Governmental Entity with respect to the payment of such interest and penalties must receive the prior approval of the parent company of Purchaser. Notwithstanding anything to the contrary contained herein, the Shareholder shall not have any obligation to indemnify the Purchaser Indemnified Persons for any Purchaser Losses arising out of any of the litigation disclosed on Section 3.28 of the Disclosure Schedule except to the extent that such Purchaser Losses (other than Purchaser Losses related to the Finkel lawsuit) shall exceed $50,000 (the Excess"), in which case the Shareholder shall indemnify the Purchaser Indemnified Persons in an amount equal to 55% of any such Excess.


     11. The last sentence of Section 8.1 (c)(ii) is hereby amended to add to the end of clause (x): the following language "except as set forth in Section 8.1(b)."


     12. Section 9.1 is hereby amended as follows:

               (a) The definition "Company Subsidiary" is hereby amended to add the following to the end thereof:

                    "and each Professional Corporation."


               (b) The definition "Landow Note" is hereby replaced by the following:

                    "Landow Note" shall mean the Senior Subordinated Term Loan Promissory Note by and between New York Medical, Inc. and Jonathan S. Landow, as assigned to Tracey Landow, in the principal amount of $4,662,830, as amended and restated on June 16, 2003.

               (c) The definition "Note" is hereby replaced by the following:

                    "Note" shall mean the Convertible Subordinated Promissory Note of the Company in the principal amount of $5,500,000, attached to the Purchase Agreement as Exhibit G, as amended and restated as of June 16, 2003.

               (d) The following definition shall be added to Section 9.1:

                    "Professional Corporation" shall mean each and all of the following entities: Eastern Medical Practice, P.C.; Valley Medical Practice, P.C.; Atlantic Medical & Diagnostic, P.C.; Summit Medical Services, P.C.; Birch Medical Diagnostic, P.C.; MacIntosh Medical, P.C.; Spruce Medical & Diagnostic, P.C.; Sound Medical, P.C.; and Empire Medical Services, P.C."

               (e) The definition of "Purchaser Losses" is amended to add the language "55% of" after the words "'Purchaser Losses' shall mean" and before the words "any and all actual losses."

     13. Except as amended hereby, the Agreement shall remain unmodified and is hereby ratified in all respects.

             [the balance of this page is intentionally left blank]

IN WITNESS WHEREOF, Purchaser, the Shareholder and the Company have executed this Amendment or caused this Amendment to be executed by their respective officers therein to be duly authorized as of the 16th day of June 2003.


                                PURCHASER

                                LIFETIME HEALTHCARE SERVICES, INC.


                                By:      /s/ Robert De Palo
                                         ---------------------------------
                                         Robert De Palo
                                         President


                                THE COMPANY

                                NEW YORK MEDICAL, INC,


                                By:      /s/ Joseph Ciaavarella
                                         -------------------------------
                                         Joseph Ciavarella, CFO
                                         President


                                THE SHAREHOLDER

                                REDWOOD INVESTMENT ASSOCIATES, L.P.


                                By:      /s/ Jonathan S. Landow, MD
                                        -----------------------------------
                                         Jonathan S. Landow, MD
                                         General Partner